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                                                                    EXHIBIT 5.1

                  [TEXAS INDUSTRIES EXECUTIVE OFFICES LETTERHEAD]


Robert D. Rogers
President


                                 July 25, 1997




Board of Directors
Chaparral Steel Company


Gentlemen:

         Texas Industries, Inc. hereby amends and revises its cash merger offer of May 22, 1997 from $14.25 to $15.50 in cash for each share of public stock of Chaparral Steel Company.


                                            Sincerely,

                                            TEXAS INDUSTRIES, INC.

                                            By /s/ ROBERT D. ROGERS